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                                                                    EXHIBIT 99.1

           NATIONAL - OILWELL, INC. FORM 10Q FILED NOVEMBER 12, 2002


I, Merrill A. Miller, Jr., Chairman, President and Chief Executive Officer of National-Oilwell, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and


   (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of National-Oilwell, Inc.


Dated: November 5, 2002

                           /s/ Merrill A. Miller, Jr.
                           -----------------------------------------------
                           Merrill A. Miller, Jr.
                           Chairman, President and Chief Executive Officer